Exhibit 24

POWER OF ATTORNEY

Each of the undersigned, acting in the capacity or capacities stated next to their respective names below, constitute and appoint CHRISTOPHER J. KLEIN and LAUREN S. TASHMA, and each of them severally, as his or her true and lawful attorney-in-fact and agent, with full power of substitution, to sign for and in the name of the undersigned in the capacities indicated below, the Annual Report on Form 10-K of Fortune Brands Home & Security, Inc. for the fiscal year ended December 31, 2012, and any and all amendments thereto, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Christopher J. Klein Christopher J. Klein	Chief Executive Officer (principal executive officer) and Director	February 25, 2013

/s/ E. Lee Wyatt, Jr. E. Lee Wyatt, Jr.	Senior Vice President and Chief Financial Officer (principal financial officer)	February 25, 2013

/s/ Edward A. Wiertel Edward A. Wiertel	Senior Vice President – Finance (principal accounting officer)	February 25, 2013

/s/ Richard A. Goldstein Richard A. Goldstein	Director	February 25, 2013

/s/ Ann F. Hackett Ann F. Hackett	Director	February 26, 2013

/s/ John G. Morikis John G. Morikis	Director	February 26, 2013

/s/ A. D. David Mackay A. D. David Mackay	Director	February 26, 2013

/s/ David M. Thomas David M. Thomas	Director	February 26 , 2013

/s/ Ronald V. Waters, III Ronald V. Waters, III	Director	February 26 ,2013

/s/ Norman H. Wesley Norman H. Wesley	Director	February 26 ,2013